As filed with the Securities and Exchange Commission on March 7, 2002
                                                       Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                          DANKA BUSINESS SYSTEMS PLC
            (Exact Name of Registrant as Specified in Its Charter)


       England and Wales                        98-0052869
(State or Other Jurisdiction of              (I.R.S. Employer
 Incorporation or Organization)             Identification No.)

 11201 Danka Circle North                       Masters House
 St. Petersburg, Florida         and        107 Hammersmith Road
     33716 (Zip Code)                      London, England W14 0QH
                   (Address of Principal Executive Offices)

                DANKA SECTION 423 EMPLOYEE STOCK PURCHASE PLAN
                           (Full Title of the Plan)

                                Keith J. Nelsen
                   Senior Vice President and General Counsel
                          Danka Business Systems PLC
                           11201 Danka Circle North
                         St. Petersburg, Florida 33716
                    (Name and Address of Agent for Service)

                                (727) 576-6003
         (Telephone Number, Including Area Code, of Agent for Service)

                                  Copies to:

                             Jonathan Baird, Esq.
                               Altheimer & Gray
                              10 S. Wacker Drive
                            Chicago, Illinois 60606
                                (312) 715-4000

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
              TITLE OF SECURITIES                AMOUNT TO BE              PROPOSED              PROPOSED MAXIMUM        AMOUNT OF
               TO BE REGISTERED                   REGISTERED                MAXIMUM             AGGREGATE OFFERING     REGISTRATION
                                                                         OFFERING PRICE              PRICE/1/               FEE
                                                                          PER SHARE/1/
------------------------------------------------------------------------------------------------------------------------------------
Ordinary shares, 1.25p each represented by      8,000,000 ordinary       $0.51 per share        $4,080,000.00           $375.36
American Depositary Shares. /2,3/                     shares
==================================================================================================================================

1.  Inserted solely for the purpose of calculating the registration fee.  No
rights have yet been granted with respect to such shares.   Pursuant to Rule
457(h), the fee is calculated upon the basis of the high and low prices for the Registrant's American depositary shares as reported by the Nasdaq SmallCap Market on March 5, 2002. Each American depositary share represents four ordinary shares.
2. American depositary shares evidenced by American depositary receipts issuable on the deposit of ordinary shares, including the ordinary shares registered hereunder, were registered pursuant to a separate registration statement on Form F-6 (Registration No. 333-13630).
3. Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement registers such indeterminate number of additional shares as may be issuable under the Danka Section 423 Employee Stock Purchase Plan in connection with share splits, share dividends or similar transactions.

                                    PART II
                                    -------

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed by Danka Business Systems PLC (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

     (a) Current Report of the Registrant on Form 8-K regarding the amendment of the Registrant's credit agreement, filed by the Registrant pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act") on April 9, 2001.

     (b) Current Report of the Registrant on Form 8-K regarding the sale of the Registrant's Danka Services International division, filed by the Registrant pursuant to Section 13 of the Exchange Act on May 1, 2001.

     (c) Current Report of the Registrant on Form 8-K regarding the amendment of the Registrant's credit agreement, filed by the Registrant pursuant to Section 13 of the Exchange Act on June 11, 2001.

     (d) Current Report of the Registrant on Form 8-K containing financial statements relating to Danka Holding Company and Danka Office Imaging Company, filed by the Registrant pursuant to Section 13 of the Exchange Act on June 15, 2001.

     (e) Current Report of the Registrant on Form 8-K regarding the sale of the Registrant's Danka Services International division, the Registrant's amended and restated senior credit facility, and the closing of the Registrant's exchange offer for its 6.75% convertible subordinated debt due April 1, 2002, filed by the Registrant pursuant to Section 13 of the Exchange Act on July 16, 2001.

     (f) Quarterly Report of the Registrant on Form 10-Q/A for the period ended June 30, 2001, filed by the Registrant pursuant to Section 13 of the Exchange Act on August 20, 2001.

     (g) Annual Report of the Registrant on Form 10-K/A for the period ended March 31, 2001, filed by the Registrant pursuant to Section 13 of the Exchange Act on August 21, 2001.

     (h) Quarterly Report of the Registrant on Form 10-Q for the period ended September 30, 2001, filed by the Registrant pursuant to Section 13 of the Exchange Act on November 14, 2001.

     (i) Quarterly Report of the Registrant on Form 10-Q for the period ended December 31, 2001, filed by the Registrant pursuant to Section 13 of the Exchange Act on February 13, 2002.

     (j) The description of the Registrant's ordinary shares contained in Amendment No. 2 to Form 20-F, filed by the Registrant pursuant to
          Section 12(g) of the Exchange Act and declared effective by the Commission on December 17, 1992.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded, modified or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Danka Section 423 Employee Stock Purchase Plan (the "Plan") which is used to satisfy the requirements of Section 10(a) of the Securities Act of 1933 (the "Securities Act") and Rule 428 promulgated thereunder.

Item 4.   Description of Securities.

     The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel.

     The validity of the securities to be offered under this Registration Statement have been passed upon for the Registrant by the law firm of Altheimer & Gray, Chicago, Illinois. Richard F. Levy, one of the Registrant's directors, is a partner of Altheimer & Gray and beneficially owns 80,000 ordinary shares of the Registrant.

Item 6.   Indemnification of Directors and Officers.

     Article 154 of the Registrant's current Articles of Association provides:

     "Subject to the provisions of the Statutes, every Director or other officer or Auditor for the time being of the Company shall be indemnified out of the assets of the Company against all costs, charges, expenses, losses or liabilities which he may sustain or incur in or about the actual or purported execution of the duties of his office or otherwise in relation thereto, including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or in connection with any application in which relief is granted to him by the Court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company."

     The relevant provisions of the Statutes are Sections 310 and 727 of the United Kingdom Companies Act 1985, as amended by the United Kingdom Companies Act 1989.

     Section 310 of the United Kingdom Companies Act 1985 provides:

     "(1) This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

     (2) Except as provided by the following subsection, any such provision is void.

     (3)  This section does not prevent a company:

          (a) from purchasing and maintaining for any such officer or auditor insurance against any such liability, or

          (b) from indemnifying any such officer or auditor against any liability incurred by him -

          (i) in defending any proceedings (whether civil or criminal) in which judgment is given in his favor or he is acquitted, or

          (ii)      in connection with any application under Section 144(3) or
                    (4) (acquisition of shares by innocent nominee) or Section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court."

     Section 727 provides:

     "(1) If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that the officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him either wholly or partly, from his liability on such terms as it thinks fit.

     (2) If any such officer or person as above mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

     (3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper."

     Directors and officers of the Registrant are, subject to policy terms and limitations, indemnified against directors' and officers' liability under insurance contracts.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     The following are filed herewith as part of this Registration Statement:

        Exhibit No.                                           Exhibit
        -----------

          4.1/1/         Memorandum of Association of the Registrant

          4.2/2/         Articles of Association of the Registrant

          4.3/3/ Deposit Agreement dated June 25, 1992, form of Amendment No. 1 dated February 26, 1993, form of Amendment No. 2 dated July 2, 1993, and form of Amendment No. 3 dated August 16, 1994 between The Bank of New York and Owners and Holders of American Depositary Receipts

          4.4/4/         Form of American Depositary Receipt

          4.5/4/         Form of Ordinary Share Certificate

          4.6/5/         Danka Section 423 Employee Stock Purchase Plan

          5.1            Opinion of Altheimer & Gray

         23.1            Consent of KPMG Audit Plc

         23.2 The consent of Altheimer & Gray to inclusion of their legal opinion as an exhibit to this Registration Statement is included in the opinion filed as Exhibit 5.1.

______________________

/1/ Previously filed as an exhibit to the Registration Statement on Form 20-F filed by the Registrant with the Commission on November 10, 1992, File No. O-20828.

/2/ Previously filed as an exhibit to the Quarterly Report of the Registrant on Form 10-Q for the period ended September 30, 2001, as filed on November 14, 2001.

/3/ Deposit Agreement, Amendment No. 1 and Amendment No. 2 previously filed as exhibits to the Registration Statement on Form S-1 filed by the Registrant with the Commission on September 2, 1993, Registration No. 33-68278, and Amendment No. 3 previously filed as an exhibit to the Registration Statement on Form F-6 filed by the Registrant with the Commission on August 5, 1994 Registration No. 33-82496.

/4/ Previously filed as an exhibit to the Registration Statement on Form S-1 filed by the Registrant with the Commission on September 2, 1993, Registration No. 33-68278.

/5/ Previously filed as Exhibit 1 to the Proxy Statement of the Registrant for an extraordinary general meeting of the Registrant to be held on March 28, 2002, as filed on February 26, 2002.

Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the
     --------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering
                                                          ---- ----
thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
            ---- ----

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on this 7th day of March, 2002.

                            DANKA BUSINESS SYSTEMS PLC

                            By:  /s/ P. Lang Lowrey III
                            ---------------------------
                                 P. Lang Lowrey III
                                 Director, Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons (or by their designated attorney-in-fact) in the capacities indicated on the date indicated.

          Signature                               Title                              Date
          ---------                               -----                              ----
/s/ P. Lang Lowrey III             Director, Chairman and Chief             March 7, 2002
------------------------------     Executive Officer
P. Lang Lowrey III                 (Principal Executive Officer)

/s/ Brian L. Merriman              Director, President and Chief            March 7, 2002
------------------------------     Operating Officer
Brian L. Merriman

/s/ Michael B. Gifford             Director                                 March 7, 2002
------------------------------
Michael B. Gifford

/s/ Kevin C. Daly                  Director                                 March 7, 2002
------------------------------
Kevin C. Daly

/s/ Richard M. Haddrill            Director                                 March 7, 2002
------------------------------
Richard M. Haddrill

/s/ Richard F. Levy                Director                                 March 7, 2002
------------------------------
Richard F. Levy

/s/ W. Andrew McKenna              Director                                 March 7, 2002
------------------------------
W. Andrew McKenna

/s/ J. Ernest Riddle               Director                                 March 7, 2002
------------------------------
J. Ernest Riddle

/s/ James L. Singleton             Director                                 March 7, 2002
------------------------------
James L. Singleton

/s/ C. Anthony Wainwright          Director                                 March 7, 2002
------------------------------
C. Anthony Wainwright

/s/ F. Mark Wolfinger              Chief Financial Officer                  March 7, 2002
------------------------------     (Principal Financial Officer,
F. Mark Wolfinger                  Principal Accounting Officer and
                                   Authorized United States
                                   Representative of the Registrant)

                                  EXHIBIT LIST

     The following exhibits are filed herewith as part of this registration statement:

Exhibit No.                       Exhibit                                    Sequential Page
-----------                                                                      Number
  4.1/1/       Memorandum of Association of the Registrant                        N/A

  4.2/2/       Articles of Association of the Registrant

  4.3/3/       Deposit Agreement dated June 25, 1992, form of Amendment           N/A
               No. 1 dated February 26, 1993, form of Amendment No. 2
               dated July 2, 1993, and form of Amendment No. 3 dated
               August 16, 1994 between The Bank of New York and Owners
               and Holders of American Depositary Receipts

  4.4/4/       Form of American Depositary Receipt                                N/A

  4.5/4/       Form of Ordinary Share Certificate                                 N/A

  4.6/5/       Danka Section 423 Employee Stock Purchase Plan                     N/A

  5.1          Opinion of Altheimer & Gray                                        1

  23.1         Consent of KPMG Audit Plc                                          2

_____________________
/1/ Previously filed as an exhibit to the Registration Statement on Form 20-F filed by the Registrant with the Commission on November 10, 1992, File No. O-20828.

/2/ Previously filed as an exhibit to the Quarterly Report of the Registrant on Form 10-Q for the period ended September 30, 2001 as filed on November 14, 2001.

/3/ Deposit Agreement, Amendment No. 1 and Amendment No. 2 previously filed as exhibits to the Registration Statement on Form S-1 filed by the Registrant with the Commission on September 2, 1993, Registration No. 33-68278, and Amendment No. 3 previously filed as an exhibit to the Registration Statement on Form F-6 filed by the Registrant with the Commission on August 5, 1994 Registration No. 33-82496.

/4/ Previously filed as an exhibit to the Registration Statement on Form S-1 filed by the Registrant with the Commission on September 2, 1993, Registration No. 33-68278.

/5/ Previously filed as Exhibit 1 to the Proxy Statement of the Registrant for an extraordinary general meeting of the Registrant to be held on March 28, 2002, as filed on February 26, 2002.